Exhibit 10.19.13

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT # 4 TO MASTER SERVICES AGREEMENT

Service Provider:	Exult, Inc.	Agreement Number:	23191-001-001

Service Provider Address:		Amendment Number:	4

Service Provider Telephone:		Amendment 4 Effective Date	June 1, 2004

This Amendment to the subject Agreement is by and between Service Provider and Bank of America Corporation (“Customer”). Each capitalized term used but not defined herein shall have the meaning assigned in the Agreement.

As a result of the Parties’ changing business requirements, the Parties desire to amend the Agreement. Specifically, the Parties acknowledge and agree: (i) that Customer has elected to terminate the Agreement for its convenience according to notice served on April 8, 2004; (ii) that Customer wishes to terminate certain Customer Services (Payroll, Benefits, and all other Customer Services not comprising the Expanded Services (as defined below), such terminated Customer Services, collectively, the “Terminated Services”); (iii) that Customer wishes to have Service Provider continue performing other Customer Services including additional volumes resulting from Customer’s acquisition of FleetBoston Financial Corporation (“FleetBoston”)(such Services being for Accounts Payable/Fixed Assets, Regional Staffing Bands 6-9, temporary staffing, and related services, as listed in Schedule A of this Amendment 4, the “Expanded Services”); (iv) that Customer desires that Service Provider perform Termination Assistance Services for the Terminated Services according to the Agreement for a period extending through January 2006 according to a plan to be mutually agreed; (v) that Service Provider has notified Customer of its intention to terminate that certain Lease Agreement dated November 21, 2000 and its willingness to enter into a new arrangement relating to the subject premises; and (vii) that the Parties intend to confirm their agreement as to the changes to the Agreement and the financial and other matters relating to each of the foregoing. Therefore, in consideration of the foregoing and other valuable consideration, the receipt of which is hereby acknowledged, Customer and Service Provider agree as follows:

1.	1.1.70, Process, of Section 1.0, DEFINITIONS; INTERPRETATION, is deleted and replaced for purposes of the Expanded Services with the following:

Process - shall mean each of the following general functions related to the Customer Services as described in Schedule A of this Amendment 4:, (a) “Staffing – Bands 6-9 Recruiting Process”, (b) “Temporary Staffing Process”, and (c) Accounts Payable/Fixed Assets Process.

2.	Section 3.2.2, Termination of a Process for Cause, is deleted and replaced for purposes of the Expanded Services with the following:

Termination of a Process for Cause. In addition to any other express provisions in this Agreement (including, if applicable, Schedule B) pursuant to which Customer may terminate this Agreement, Customer shall have the right to terminate a Process, or part thereof, for cause if Service Provider materially fails to perform its material obligations with respect to such Process, or part thereof, and does not cure such default within 60 days after receipt of notice of default from Customer; provided, however, that in the event a default under this Section 3.2.2 cannot reasonably be cured within such 60-day period, the time to cure the default shall extend for up to 120 days from the date on which the notice of default was received by Service Provider but only if Service Provider has provided to Customer a mutually agreed to plan to cure such default and promptly commences to implement such plan. In the event Service Provider does not cure a default under this Section 3.2.2 within the 60-day or 120-day cure period, as applicable, and Customer desires to terminate the Process, or part thereof, after the 60-day or 120-day cure period, as applicable, Customer shall, unless otherwise agreed by the Parties, provide Service Provider with a notice of termination and such Process, or part thereof, shall terminate on the date set forth in such notice (which date shall not be later than the date that is 12 months after the expiration of the 60-day or 120-day cure period, as applicable), and Service Provider shall provide the Termination Assistance Services pursuant to the Termination Assistance Plan and Section 3.5. If Customer terminates a Process, or part thereof in accordance with the provisions of this Section 3.2.2, the Parties shall use Change Control Management to address the impact of such termination on the other Customer Services to be provided under this Agreement. In addition to the foregoing, Customer shall have the right to terminate a Process, or any part thereof, for cause if Service Provider moves work related to such Process, or part thereof, offshore without Customer’s consent in violation of Section 4.1.4.

3.	Section 3.2.3, Termination for Convenience, is deleted and replaced for purposes of the Expanded Services with the following:

Termination for Convenience. With respect to the Expanded Services, without limiting Customer’s right to remove certain portions of Accounts Payable work as indicated in Schedule A (AP helpline and P-card), Customer shall have the right to terminate this Agreement, any Process or part thereof, for convenience any time effective no sooner than April 8, 2005 by giving Service Provider notice of the termination at least ninety (90) days prior to the effective date of the termination specified in such notice. If Customer terminates a Process or part thereof in accordance with the provisions of this Section, the Parties will make mutually agreed adjustments to the Charges and other applicable provisions of the Agreement using Change Control Management to reflect the termination of such Process or part thereof.

4.	Section 3.2.4, Termination for Change of Control of Service Provider, is deleted and replaced for purposes of the Expanded Services with the following:

(a)	Customer shall have the right to terminate this Agreement, any Process or part thereof, in its entirety upon the occurrence of a Change of Control so long as Customer provides Service Provider notice of such termination within 90 days after the earlier of (1) the date on which a public announcement is made that Service Provider intends to effectuate a Change of Control and (2) the date on which Service Provider notifies Customer of a Change of Control. Any notice of termination provided pursuant to this Section 3.2.4 (i) may be made contingent upon actual completion of the Change of Control to which it relates and (ii) shall specify an effective date for such termination that is up to 12 months after the date of completion of such Change of Control. If Customer terminates a Process or part thereof in accordance with the provisions of this Section, the Parties will make mutually agreed adjustments to the Charges and other applicable provisions of the Agreement using Change Control Management to reflect the termination of such Process or part thereof.

(b)	The following events shall constitute a change of control of Service Provider: (1) the sale, transfer or other disposition of all or substantially all the assets of Service Provider, or (2) the acquisition, directly or indirectly, by any entity, or group of entities acting in concert (other than General Atlantic Partners and any entity formed by General Atlantic Partners for purposes of holding or administering investments, or any other transferee of any of them that is approved in advance in writing by Customer, provided that Customer will not withhold its approval unreasonably, with reasonableness judged on the basis of the affect of the transfer on Service Provider’s business or its ability to perform hereunder), of beneficial control of 50% or more of the outstanding voting securities of Service Provider in one transaction or a series of related transactions (each such event a “Change of Control”). Notwithstanding the foregoing, neither (A) the acquisition or sale by Customer or Customer Affiliates of voting securities or other ownership interests of Service Provider, (B) the acquisition, exercise or sale by employees or contractors of Service Provider of stock options (or similar securities) nor (C) distributions by General Atlantic Partners or any entity formed by General Atlantic Partners for purposes of holding or administering investments to its constituent investors shall be considered in any calculation pursuant to clause (2) of this definition, and shall not be considered for purposes of determining whether there is a Change of Control.

5.	Section 3.4, Termination Fees, is deleted and replaced with the following;

3.4.1	With respect to the Expanded Services, in the event Customer terminates this Agreement, or any Process or part thereof (as described in Schedule A to this Amendment 4), pursuant to Section 3.2.3 (Convenience), then in addition to all other charges for the Services (including, without limitation, Termination Assistance Services), Customer shall reimburse Service Provider for [***]* Service Provider agrees to use reasonable efforts to mitigate its costs under this Section 3.4.1 and will provide Customer with a reasonable accounting for such costs. Customer’s obligation to pay such costs shall not apply with respect to (i) the planned removal of certain Accounts Payable work as described in Schedule A (AP helpline and P-card); or (ii) for Customer’s termination for convenience of the Recruiting Process. If Customer terminates this Agreement, or any Process or part thereof pursuant to Section 3.2.4 (Change of Control of Service Provider), then Customer shall pay [***]*.

3.4.2	With respect to the Terminated Services, Customer has exercised its rights to terminate for convenience, and the Parties shall effectuate the termination of the Terminated Services according to the applicable terms of this Agreement, including Sections 3.2.3, 3.4.1, 3.5 and 3.6, in each case without giving effect to any of the amendments in this Amendment 4 relating to the Expanded Services. In addition, the Parties stipulate that the Termination Fees payable by Customer under Section 3.4.1 for termination of the Terminated Services is [***]*.

6.	Section 3.5.2 of Section 3.5, Termination Assistance, is deleted and replaced for purposes of the Expanded Services with the following:

Unless otherwise agreed by the Parties, Service Provider shall provide the Termination Assistance Services for up to 12 months after the effective date of the termination or expiration of (a) this Agreement, (b) any Process or part thereof or (c) any Customer Service pursuant to Section 19.1.2, and in each case as set forth in the Termination Assistance Plan, as part of the Fees for Customer Services; provided, however, in the event of any termination of any Customer Service resulting from infringement claims pursuant to Section 19.1.2, Service Provider shall provide the Termination Assistance Services for up to 18 months after the effective date of such termination as set forth in the Termination Assistance Plan, as part of the Fees for Customer Services; provided further, however, that to the extent such Termination Assistance Services cause Service Provider to use resources beyond those otherwise then being provided by Service Provider as part of the Customer Services or incur additional costs, such Termination Assistance Services shall be provided at Service Provider’s current rates then in effect as described in Schedule C. The period during which the Termination Assistance Services are provided shall be referred to as the “Termination Assistance Period”.

7.	The first sentence of Section 4.1.1, of Section 4.1, Generally, is deleted and replaced with the following:

Commencing as of the Agreement Date and continuing throughout the Term, Service Provider shall provide, the Customer Services described in Schedule A for the Expanded Services as of the Amendment 4 Effective Date, all upon and subject to the terms and conditions set forth in this Agreement. Subject to the applicable minimum volume and/or price adjustment mechanisms set forth in Schedule C for each Process, and Sections 3.2 and 3.4 of this Agreement, if Customer wishes to terminate a Process, or part thereof for its convenience, the Parties shall use Change Control Management to address the impact of such termination on the Charges, other Customer Services, and other provisions of this Agreement. Customer may not remarket or resell, and shall prevent Customer Affiliates from remarketing or reselling, all or any portion of the Customer Services provided under this Agreement or make all or any portion of the Customer Services available to any party other than Customer and Customer Affiliates, without Service Provider’s consent.

8.	The following Section 4.1.4 is added to Section 4.1, Generally:

Service Provider shall provide the Services solely from Service Provider locations in the United States. If Service Provider wishes to provide Services from outside the United States, Service Provider shall seek Customer’s advance written approval which Customer may give or withhold in its sole discretion and may condition such approval on any additional agreements as Customer, in its sole discretion sees fit. For any Services previously moved offshore, Service Provider and Customer shall reassess such Services through Change Control Management if requested by Customer.

9.	Section 4.3.2 of Section 4.3, Service Provider Employees, is deleted and replaced for purposes of the Expanded Services with the following:

Service Provider shall comply with the conditions relating to each person employed in a Key Position as indicated in Schedule N attached to this Amendment 4, commencing on the Amendment 4 Effective Date. Notwithstanding the foregoing, nothing herein shall prevent Service Provider from removing or replacing any person employed in a Key Position listed on Schedule N as of the Amendment 4 Effective Date from Customer’s account in the event such person (a) voluntarily resigns from Service Provider, (b) is dismissed by Service Provider for misconduct (e.g., fraud, drug abuse, theft), (c) fails to perform his or her duties and responsibilities pursuant to this Agreement as determined by Service Provider or (d) dies or is unable to work due to his or her disability; provided, however, Service Provider shall provide Customer notice prior to terminating any person employed in a Key Position pursuant to clause (c) of this Section 4.3.2.

10.	Section 4.3.8, of Section 4.3, Service Provider Employees, is modified for purposes of the Expanded Services by inserting the following at the beginning of the Section:

The following Sections set forth the requirements for background checking of Service Provider employees, employees of Service Provider Affiliates, and Service Provider subcontractors, in each case, who perform any of the Expanded Services.

4.3.8.1 Service Provider Employees – US-based. Service Provider hereby represents that it maintains comprehensive hiring policies and procedures which include, among other things, a background check for criminal convictions, to the extent permitted by Law. Service Provider further represents that through its hiring policies and procedures including background checks, it endeavors to hire candidates with appropriate character, disposition, and honesty. Customer may request that Service Provider perform drug testing for Service Provider employees that provide Services; provided, however, that Service Provider shall have the sole discretion to decide whether or not to perform such testing. If Service Provider agrees to perform such testing, the testing procedure shall be conducted in compliance with, and subject to, all applicable Laws. Service Provider shall be responsible, at Service Provider’s cost, for conducting background investigations of Service Provider employees who perform Services for Customer. Such investigations shall be performed at the time of hire and shall include, but not be limited to: (a) a search of the employee’s social security number or other appropriate identification number to verify the accuracy of the individual’s identity and current and previous address(es); and (b) a criminal background search of all court records in each venue of the employee’s previous residences over the past seven (7) years. In the event that Service Provider’s employees maintain or have maintained residences outside of the United States, the Parties shall agree upon the appropriate background checks. The provisions of this Section 4.3.8.1 shall also apply to temporary contract personnel used by Service Provider in the United States.

4.3.8.2 Investigation Services. To satisfy its obligations in this Section 4.3.8, Service Provider may elect to utilize the services of Customer’s third party service provider to obtain the required background investigations.

4.3.8.3 Offshore Personnel. In the event that Service Provider employs non-U.S. citizens to provide Services hereunder, either as employees of Service Provider Affiliates, or through Service Provider subcontractors, Service Provider shall insure that all such persons have and maintain any appropriate visas to enable them to provide the Services. In addition, Service Provider shall continue to engage in background check practices that are substantially as thorough as the practice in effect as of the Amendment 4 Effective Date, which practice has been reviewed and approved by Customer.

4.3.8.4 Temporary Staffing Suppliers. Notwithstanding the foregoing, the current background check requirements for temporary staffing personnel supporting Customer’s Temporary Staffing Process shall remain in effect unless the Parties agree to modify such requirements in accordance with Change Control Management.

4.3.8.5 Other Third Parties. In any case where Service Provider is accessing or managing services provided by a third party operating under a contract with Customer, the obligations of Service Provider under this Section 4.3.8 shall not apply as Customer will require appropriate background checking under its contract with such provider. For any additional categories of subcontractors that Service Provider retains according to the requirements of this Agreement, the Parties will mutually agree upon applicable background check requirements.

11.	Section 17.1, Audits Generally, is deleted and replaced with the following:

Audits Generally: Service Provider shall assist Customer in meeting its audit and regulatory requirements, as they relate to Service Provider and the Customer Services, to enable Customer, Government Authorities and Customer’s Approved Auditors to conduct appropriate audits under this Agreement. Without limiting all other requirements under this Section 17, Customer may perform visits of Service Provider’s sites from which the Customer Services are provided and observe Service Provider’s operations in performance of the Customer Services, as Customer deems reasonably necessary. Such site visits may include, but are not limited to, observance of existing and new processes to perform the Customer Services and discussions with appropriate personnel performing the Customer Services. On an annual basis, Customer and Service Provider will conduct a forward-looking audit planning review to confirm as much as possible the expected audit process and schedule for the upcoming year. Each Party will notify the other as soon as practicable after it learns of any changed circumstances or requirements affecting the audit plan and processes, and in any event, except as required by Law and as otherwise agreed, all site visits and other key audit-related events will require reasonable advance notice to the other Party. Customer will observe all security and safety regulations reasonably known to Customer during any site visit.

12.	Section 17.2.3, Audit Procedures, is deleted and replaced for purposes of the Expanded Services with the following:

Service Provider will provide at its expense a SAS 70-Type II independent audit firm report, covering the Accounts Payable/ Fixed Assets Services, on an annual basis. Each report will cover a consecutive twelve (12) month period during the Term. Customer reserves the right to expand the scope of the controls to be covered in any SAS 70-Type II reports prepared during the Term, provided that Customer shall pay the incremental costs to Service Provider for compliance with such additional requirements. Service Provider shall provide Customer with a copy of each SAS 70-Type II report within thirty (30) calendar days after Service Provider receives such report.

13.	Section 22.13.1 of Section 22.13, Right to Subcontract, is deleted and replaced with the following:

[***]*

14.	Additional Amendments to the Agreement.

Amend Section 22.1 of the Agreement to provide that for both Terminated Services and Expanded Services, copies of required notices from Customer shall be provided to Service Provider at: General Counsel, Exult, Inc., 121 Innovation Drive, Suite 200, Irvine, CA 92614, phone 949 856 8800, fax 949 856 8802.

15.	Scope and Interpretation. The Schedules listed below and attached hereto are intended to apply solely to the Expanded Services and, except as stated specifically herein (including as stated in Exhibits A and B which are hereby incorporated into the Agreement), nothing in the Schedules attached to this Amendment 4 is intended to change any provision of the Agreement relating to the Terminated Services. Except as stated in this Amendment 4, nothing herein is intended to supercede the Agreement or any previous amendments, modifications, additions, Change Orders, Exhibits, Addenda and Schedules.

16.	The Schedules and Exhibits to this Amendment 4 are:

Schedule A, Description of Customer Services

Schedule B, Service Levels

Schedule C, Fees and Charges,

Schedule D, Third Party Contracts

Schedule E, Service Provider Software and Service Provider Tools

Schedule F, Customer Software and Customer Tools

Schedule G, Transition Plan for Expanded Services

Schedule J, Employee Matters for Certain Recruiting Associates

Schedule N, Key Positions

Exhibit A, Statement of Charges Adjustments and Project Charges

Exhibit B, Second Amendment to Lease Agreement

All other terms and conditions of the Agreement shall remain in full force and effect.

This Amendment 4 executed by the Parties:

Bank of America Corporation		Exult, Inc.

(“Customer”)		(“Service Provider”)

By:	/s/ BETTY W. LUTHER	By:	/s/ JAMES C. MADDEN
Name:	Betty W. Luther	Name:	James C. Madden, V
Title:	Senior Vice President	Title:	CEO
Date: 06/28/04		Date: June 23, 2004

Bank of America Corporation

(“Customer”)

By:	/s/ ANTHONY S. MARINO
Name:	Anthony S. Marino
Title:	SVP, Personnel
Date: 6/29/04

Bank of America Corporation

(“Customer”)

By:	/s/ AMY ELLIOTT
Name:	Amy Elliott
Title:	VP Strategic Sourcing
Date: 6/29/04

Proprietary and Confidential	Bank of America / Exult

AMENDMENT 4, SCHEDULE A-1

Description of Services

Staffing Bands 6 – 9 Recruiting Services

Service Provider and Customer will perform the Staffing Bands 6 – 9 Recruiting Services as described in this Section 1.

Staffing Bands 6 – 9 recruiting includes development of Recruitment and Staffing Plan strategies, creating and maintaining candidate pools, relationship management, assessing, screening and interviewing applicants, coordinating sites for New Associate Orientation and managing the administration of the staffing process. Supplier management and invoicing, applicant tracking and EEC compliance, are also included in the scope of work

Customer shall develop resourcing/recruiting-related corporate strategies and policies, approve staffing plans, define employee selection criteria, and interview and select applicants. Service Provider shall execute and administer activities related to staffing. These accountabilities apply to all internal and external activities specific to Regional Staffing. Regional Staffing is defined as locally sourced and locally filled “in-scope” jobs in Bands 6 through 9 in all Bank of America businesses excluding the Banking Centers and other Lines of Business (LOBs) as requested by Customer. The scope matrix attached to this Schedule A-1 (titled Band 6 – 9 Baseline Criteria -Final) further defines the characteristics that make-up in-scope/out-of-scope positions. Out-of-scope positions would require a Change Request including appropriate pricing.

Service Provider shall have the right to display signage and display recruiting or staffing solicitation materials for its clients in Customer locations and shared spaces within Customer locations where Service Provider pays Customer for facility expenses. Service Provider shall notify Customer of its intent to service clients other than Customer out of such locations. In those locations where Service Provider does not incur occupancy expenses, Service Provider shall not display signage other than Customer signage in Customer locations or shared space in Customer locations without Customer’s consent. Further, Service Provider shall not display recruiting or staffing solicitation materials of anyone other than Customer in Customer locations where Service Provider does not incur occupancy expenses without the consent of Customer.

The following legend applies to the table below

Table Legend
X	Performs Responsibility
A	Approves

[***]*

Schedule A 6-3-04 FINAL	1

[***]*

Schedule A 6-3-04 Final	2

[***]*

Schedule A 6-3-04 FINAL	3

[***]*

Schedule A 6-3-04 FINAL	4

[***]*

Schedule A 6-3-04 FINAL	5

Exult Recruiting Band 6 – 9 Baseline Criteria	9-03

The following criteria will be used to determine if a position is considered in the baseline contract of the recruiting services provided by Exult Recruiting Solutions for Bank of America.

Category	Baseline	Out of Baseline

[***]*

For all in-scope Band 6 roles, Bank of America will determine if the requisition should be passed to Exult. If so, the Parties will determine if the requisition will be handled by Exult, based upon suitability to recruit for the requisition in the locale to be filled, and if there is an appropriate Exult resource available for the applicable market(s).

[***]*

1

Proprietary and Confidential	Bank of America / Exult

AMENDMENT 4, SCHEDULE A-2

Description of Services Temporary Staffing

1. Definitions: The Expanded Services for Temporary Staffing include all of Customer’s requirements for temporary and contract personnel except for rogue spend initiated by individual Customer personnel, which rogue spend Customer and Service Provider will work to minimize. Temporary personnel are all temporary personnel except technical contract labor. Contract personnel are persons whom the Customer has requested be payrolled through a third party.

The following legend applies to the following table:

Table Legend
X	Performs Responsibility
A	Approves

2. Description of Services

Service Provider and Customer will perform the Services as described in this Section 2 for those personnel defined in Section 1.

Activity	Service Provider	Customer

[***]*

Schedule A-2 6-16-04 FINAL	1

[***]*

Schedule A-2 6-16-04 FINAL	2

Proprietary and Confidential	Bank of America / Exult

AMENDMENT 4, SCHEDULE A-3

Description of Process

This Schedule describes certain duties, obligations and responsibilities of Service Provider and of Customer in performing the Finance and Accounting Services Processes/Transaction Processing (hereinafter referred to as “Services”).

Service Provider shall provide these Processes in a timely and professional manner using competent personnel having expertise suitable to their assignments, and shall conform to or exceed, in all material respects, the requirements stated herein as well as standards generally observed in the industry for similar services.

The following legend applies to the following table:

Table Legend
X	Performs Responsibility
A	Approves

1.	Description of Services

Finance and Accounting Services

Transaction Processing

2.1	Accounts Payable (AP)

Accounts Payable responsibilities include the set of activities that must be performed to ensure that Customer’s legitimate financial obligations to its suppliers and vendors are fulfilled in a timely and accurate manner.

These activities include the creation and maintenance of policy guidelines, the creation and maintenance of processing rules consistent with these guidelines, the execution of those tasks necessary to ensure the validity of a vendor’s representation of an obligation to pay, the determination of the amount to pay and the timing and method of the payment, and the execution of the payment itself.

Service Provider will request approval from Customer for any change related to Customer’s policies. Service Provider may make changes in its background systems and procedures (“Background Changes”) without Customer approval where such changes do not require changes in Customer systems or procedures or degrade the Customer user experience. Service Provider will be responsible for managing Background Changes and will periodically advise Customer of major Background Changes. This comment applies to all items coded as “A” in the customer column going forward within the Description of Services.

The Parties agree that Customer is planning migration of the AP/FA Helpline to Customer, and removal of that work from Service Provider’s scope of Services during 2004. The listing of tasks below is based upon a starting state where Service Provider is providing AP/FA helpline (contact center) support. The adjustment in Charges for AP/FA

Schedule A-3 6-3-04 FINAL	1

helpline as shown in Schedule C will take effect after completion of the transition/migration of AP/FA helpline from Service Provider. The change in scope to remove the AP/FA helpline from Service Provider’s scope of Services will be handled through Change Control Management to set forth an agreed transition plan and to adjust the task allocations and descriptions in this Schedule.

Accounts Payable	Service Provider	Customer

[***]*

Schedule A-3 6-3-04 FINAL	2

[***]*

Schedule A-3 6-3-04 FINAL	3

[***]*

1.2	Travel and Expense (T&E) Claim Processing

Travel and Expense Claim responsibilities include the set of activities that must be performed to ensure that Customer’s legitimate financial obligations to reimburse its Customer Associates for business expenses incurred are fulfilled in a timely and accurate manner.

These activities include the creation and maintenance of policy guidelines, the creation and maintenance of processing rules consistent with these guidelines, the execution of those tasks necessary to ensure the validity of a Customer Associate’s representation of an obligation to pay, the determination of the amount to pay and the timing and method of the payment, and the execution of the payment itself.

[***]*

Schedule A-3 6-3-04 FINAL	4

[***]*

Schedule A-3 6-3-04 FINAL	5

[***]*

1.3	Asset Management Services

Asset management responsibilities include the set of activities that must be performed to ensure that Customer’s assets are accurately reflected in the assets register and on the balance sheet, and that information regarding those assets is accurate and accessible to support decision making.

These activities include the creation and maintenance of policy guidelines, the creation and maintenance of processing rules consistent with these guidelines, the execution of those tasks necessary to verify an asset’s existence and calculate its current value, the calculation of depreciation expense, and any updating of asset records to reflect changes in status (ownership, condition, location, etc.).

[***]*

Schedule A-3 6-3-04 FINAL	6

[***]*

]

1.4	Information Technology and Information Services (IT)

IT refers to the information technology environment within which the Processes operate. This section specifically refers to the hardware, software, and networks that enable the Processes addressed herein.

IT responsibilities include technical infrastructure management associated with the systems that process Customer Associate data and Supplier transactions. Also included are system design, access/reporting tool development and IT strategy development.

Customer shall develop and communicate business/functional IT application requirements, provide timely acceptance testing of application changes, and define IT disaster recovery requirements and IT security requirements. Customer shall also implement, manage, operate and provide disaster recovery for the Customer IT Domain. Service Provider shall develop, implement and maintain Service Provider IT applications software, manage the Client Service Center technical infrastructure and develop/execute the disaster recovery plan for the Service Provider IT Domain.

The following table lists the current set of core AP/FA IT applications and the party accountable for support of the application. For applications supported by Service Provider, Service Provider will perform the Application System Management and other associated tasks listed in the tables below, and for applications supported by Customer, Customer will perform the corresponding tasks. Each party shall assist the other party as necessary in support of the applications.

Application	Supported by Service Provider	Supported by Customer

[***]*

Schedule A-3 6-3-04 FINAL	7

[***]*

Information Technology and Information Services	Service Provider	Customer

[***]*

Schedule A-3 6-3-04 FINAL	8

[***]*

Schedule A-3 6-3-04 FINAL	9

[***]*

]

•	Customer Inquiry and Problem Resolution

Schedule A-3 6-3-04 FINAL	10

[***]*

]

2.	High Level Roles and Responsibilities:

2.1	The following table sets for the high level roles and responsibilities of Customer:

[***]*

Schedule A-3 6-3-04 FINAL	11

[***]*

Customer’s Control Responsibilities:

[***]*

Schedule A-3 6-3-04 FINAL	12

[***]*

2.2	Service Provider Accounts Payable Personnel and their roles and responsibilities.

[***]*

Schedule A-3 6-3-04 FINAL	13

[***]*

3.	Table of Reports

In addition to Service Provider’s current, standard production reports and Schedule B reports, Service Provider will provide the following production reports:

Schedule A-3 6-3-04 FINAL	14

[***]*

METRICS: Service Provider shall provide weekly APFA Status documentation as mutually agreed by Service Provider and Customer shall include weekly “flash” report summaries and monthly Scorecards with a detailed performance review, Reasonability Control Charts, as well as, Control Charts for each process. Service Provider and Customer shall work diligently to migrate Customer associates to electronic channels to drive efficiency and productivity.

PROCESSES: Service Provider and Customer shall diligently work on updating and developing process workflows for each process, workflow documentation for each process, and driving efficiencies and improvement within such processes.

Schedule A-3 6-3-04 FINAL	15

Proprietary and Confidential	Bank of America / Exult

Amendment 4, Schedule B

Service Levels

Schedule B (Front-End) (6-16-04)	1

Proprietary and Confidential	Bank of America / Exult

Table of contents

Schedule B General Terms and conditions

B-1 Staffing – Bands 6 – 9 Recruiting Process

B-2 Temporary Staffing Process

B-3 Accounts Payable /Fixed Assets

Schedule B (Front-End) (6-16-04)	2

Proprietary and Confidential	Bank of America / Exult

SCHEDULE B-

SERVICE LEVELS

General Terms

1	Introduction

This Schedule describes the principles and parameters governing the Service Levels for Services that will be measured. There are two types of Service Levels that shall be defined, measured and reported. Both shall be reported on a monthly basis.

1.1	Key Performance Indicators (KPIs) - Service Levels that must be met to avoid a significant financial or business impact to Customer; and

1.2	Reporting Service Levels (RSLs) - These measure Service Provider’s performance of the Services using a range of quantitative and qualitative Service Levels.

2	Principles Governing Service Levels

2.1	Service Levels shall be used to measure Service Provider’s performance of the Services set out in Schedule A of this Agreement.

2.2	Service Levels shall be based on objective and clearly defined measurable criteria.

2.3	A limited number of Service Levels shall be designated as KPIs as mutually agreed by the Parties.

2.4	Service Levels are designed to measure quality and cost issues that are clearly identifiable by Customer business users.

2.5	Service Provider’s performance of the Services at the Service Levels is subject to Customer performing its obligations and responsibilities under this Agreement.

3	Process

Customer and Service Provider shall assign each KPI with performance targets and fees to be earned or paid by Service Provider based on achievement of the target performance.

3.1	Service Levels Changes

Either Party may, at any time upon notice to the other Party, initiate negotiations to review and, upon agreement, adjust any Service Level, which such Party in good faith believes is inappropriate. The Parties will review Service Levels for possible adjustment by mutual agreement no less frequently than annually during the Term of this Agreement.

Schedule B (Front-End) (6-16-04)	3

Proprietary and Confidential	Bank of America / Exult

4.	Fees At Risk

4.1	RSLs shall not be subject to Fees At Risk.

4.2	A failure by set forth in Section 7.4 of this Agreement or non-performance of or any Service Provider to meet the KPIs set out in this Schedule B shall entitle Customer to recover as its sole financial remedy for such failure, the applicable Fees At Risk or waive the right to receive the applicable Fees At Risk and pursue other remedies available as outlined in Section 7.3.1 of the Agreement.

4.3	[***]*

4.4	[***]*

4.5	Service Provider shall have no liability for a failure to achieve a KPI that is not achieved due to any of the causes other defect in any systems, hardware or other technical infrastructure, other than those systems, hardware or other technical infrastructure supplied or controlled by Service Provider under this Agreement.

Schedule B (Front-End) (6-16-04)	4

Proprietary and Confidential	Bank of America / Exult

AMENDMENT 4, SCHEDULE B-1 for Recruiting Band 6-9 Staffing

SERVICE LEVELS

Performance Targets

1.	General

[***]*

Schedule B-1 Recruiting 6-23-04	1

Proprietary and Confidential	Bank of America / Exult

[***]*

Table 1 – Statistical Relevance Thresholds for Satisfaction KPIs. (Note: The Parties will use reasonable efforts to agree on these thresholds within 30 days, but in any event by September 1, 2004.)

2.	KPIs

[***]*

Schedule B-1 Recruiting 6-23-04	2

Proprietary and Confidential	Bank of America / Exult

[***]*

2.4	Corrective Action Plans

Service Provider shall provide a written corrective action plan to Customer within [***]*

2.5 Service Provider and Customer agree to address via Change Management by [***]* the addition of performance metrics for CS&S’s processes including timely data input into Employ. The parties will agree how to handle these metrics without increasing the Per Hire cost. The Core Process adherence metrics will include the following:

[***]*

3.	Reporting Service levels

Service Provider’s reporting to Customer Staffing executives will include the items listed below. Service Provider will make other reporting capabilities available. When the Parties migrate through Change Control Management to a new staffing management system provided by Customer, the Parties will redefine reporting based upon the capabilities of such new system.

Metric	Definition	Target

[***]*

Schedule B-1 Recruiting 6-23-04	3

Proprietary and Confidential	Bank of America / Exult

[***]*

4.	Changes in Service Levels

The Parties will review Service Levels on at least an annual basis and use Change Control Management to make any changes or adjustments.

Schedule B-1 Recruiting 6-23-04	4

Proprietary and Confidential	Bank of America / Exult

Amendment 4, Schedule B-2

Performance levels for Temporary Staffing process

1	Performance levels

The following performance metrics for temporary personnel (not contract / payrolled) will be measured and reported [***]*.

[***]*

Schedule B-2 Recruiting 6-4-04 FINAL	1

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule B-2 Recruiting 6-4-04 FINAL	2

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule B-2 Recruiting 6-4-04 FINAL	3

Exult Staffing Metrics	5-13-04	1 of 3
Schedule B-1, Table 2

[***]*

Exult Staffing Metrics	5-13-04	2 of 3

[***]*

Exult Staffing Metrics	5-13-04	3 of 3

[***]*

Proprietary and Confidential	Bank of America / Exult

Amendment 4, Schedule B-3

Finance and Accounting Services Processes

Performance levels

[***]*

Schedule B-3 AP/FA 6-15-04	1

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule B-3 AP/FA 6-15-04	2

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule B-3 AP/FA 6-15-04	3

Proprietary and Confidential	Bank of America / Exult

SERVICES AGREEMENT

SCHEDULE C

FEES AND CHARGES

AMENDMENT 4

Exult Schedule C 6-18-04

Table Of Contents

SCHEDULE C GENERAL TERMS AND CONDITIONS	3

C-1 STAFFING – BANDS 6 – 9 RECRUITING PROCESS	6

C-2 TEMPORARY STAFFING PROCESS	12

C-3 ACCOUNTS PAYABLE / FIXED ASSETS	13

Exult Schedule C 6-18-04	ii

SCHEDULE C

GENERAL TERMS AND CONDITIONS

1.	Introduction

This Schedule describes the methodology for determining the charges to be paid by Customer to Service Provider for the performance by Service Provider of its obligations to provide Expanded Services, under this Amendment 4 to this Agreement, as well as the associated processes for invoicing Customer for such charges. In addition, this Schedule identifies charges to be paid by Service Provider for other services provided by Customer in support of the Services.

This Schedule C consists of general terms and conditions applicable to all Expanded Services, and separate subparts C-1 (Staffing/Band 6-9 Recruiting), C-2 (Temporary Staffing) and C-3 (Accounts Payable/Fixed Assets).

2.	Common Definitions

Unless otherwise specified, any capitalized terms that are not defined in this Schedule shall have the meanings assigned to them in this Agreement. The following terms shall have the meanings set out below:

“Charges” [***]*

“Contract Year” [***]*

“Fees at Risk” [***]*

“Other Charges” [***]*

“Third Party Charges” means all amounts payable by Customer to Service Provider under Third Party Contracts relating to the Services.

3.	Invoicing

Service Provider will invoice Customer the beginning of each quarter for the following Charges:

[***]*

Exult Schedule C 6-18-04	3

[***]*

Customer shall pay such amounts, by wire transfer or other electronic means, on or before the [***]*.

Service Provider will review and pay third party invoices for costs related to the Third Party Contracts. Third Party Contracts along with volume based TPO Savings Charges shall be invoiced as received by the Service Provider and paid by Customer [***]*. Service Provider shall invoice Customer for other amounts payable under this Agreement (such as supplemental quarterly Unit Charges true up to actual as defined in Schedule C-1) as necessary and Customer shall pay such amounts [***]* accordance with Section 5.2.2 of this Agreement. Fees at Risk shall be calculated as described in Schedule B and [***]*. Additional invoicing terms are set forth in Schedules C-1, C-2 and C-3.

4.	Project Rates

In the event Customer requests Service Provider to perform project work, the rates below shall apply. All projects must be pre-approved by Customer. Customer shall pay the rates specified below and reasonable travel expenses incurred by Service Provider’s personnel in connection with projects, provided such expenses are approved by Customer and incurred in accordance with Service Provider’s corporate travel policies.

Type	2004 Project Bill Rate
Pre-Approval required for use of the following personnel:

[***]*

Exult Schedule C 6-18-04	4

5.	Service Provider Fees at Risk and Bonus Fees

•	5.1 Fees at Risk. [***]*

5.2 Service Provider Bonuses

•	Service Provider may earn additional amounts for performance above Tier 2 Incentive targets as specified in Schedule B-1.

6	Forecasts.

[***]*

Exult Schedule C 6-18-04	5

Schedule C-1 Staffing/Band 6 – 9 Recruiting

The following provisions apply with respect to the Expanded Services for the Staffing/Band 6 – 9 Recruiting Process effective June 1, 2004.

1	Definitions

“Contract Year” – [***]*

“Hire” means each position filled

“Minimum Charges” [***]*

“Tier 1 Incentive” and “Tier 2 Incentive” [***]*

“Unit Price” is defined as the charge to be applied to the total transaction volume in each Resource Unit Category to determine volume charges in accordance with Section 3

2	Unit Price

The Unit Price to be charged by Service Provider and paid by Customer shall be [***]*

If Service Provider’s actual costs for conducting background checks on external hires exceeds [***]*, then such additional amount will be billed to Customer as a separate amount.

The following candidate assessments and associated costs are included in the Unit Price: [See attachment]. Any additional assessments and the associated costs will be paid directly by Customer or if paid by Service Provider will be passed to Customer as an additional charge.

The Unit Price [***]*.

The above Unit Price applies during the Term unless otherwise agreed.

[***]*

Exult Schedule C 6-18-04	6

3	IT/Deploy hosting	[***]*

4	[***]* Minimum	[***]*

5	Annual Upper Band	[***]*

6	KPIs, Tier 1 and Tier 2 Incentives	[***]*

Exult Schedule C 6-18-04	7

7	Invoicing	[***]*

8	Provision of FleetBoston space	In connection with Schedule J of this Amendment 4, Service Provider hired certain Recruiting Associates who had been employees of FleetBoston. Customer agrees that it shall continue to provide Service Provider at no cost with occupancy and use of the office space such Recruiting Associates had been using while employed by FleetBoston, and Customer shall use its best efforts to provide such Recruiting Associates with telecommunications and other technology interconnectivity to telephones, computers and equipment required for the Expanded Services at no cost to Service Provider.

9	Other Staffing / Occupancy Costs	Except for the FleetBoston space referred to in Paragraph 8 above, where Service Provider staff or equipment resides in facilities owned or leased by Customer (“Customer Space”), Service Provider shall pay Customer for the associated occupancy costs (“Rent”), [***]*. The costs for Rent may include leased or owned space, utilities, and furniture and fixtures. [***]*

10	Vacating space – stranded rent sharing	Service Provider shall have the option at any time to terminate its use of Customer Space and its responsibility for Rent for Customer Space upon [***]*

Exult Schedule C 6-18-04	8

[***]*

11	Visa & immigration	The Visa and Immigration pricing specified on change orders 2003-055, 056, 057 and 058 are in effect and will be revisited and adjusted by mutual agreement annually.

Exult Schedule C 6-18-04	9

12	Other expenses	[***]*

Minimum Charges

[***]*

Exult Schedule C 6-18-04	10

[***]*

Exult Schedule C 6-18-04	11

Schedule C-2 Temporary Staffing

This Schedule is effective June 1, 2004.

1.	Management Fee

[***]*

2.	TPO Savings & Charges

2.1	[***]*

Table C-2

[***]*

Exult Schedule C 6-18-04	12

Schedule C-3 Accounts Payable / Fixed Assets

This Schedule becomes Effective September 1, 2004.

1.	Additional Definitions Applicable to Schedule C-3

“Actual Resource Units” means the actual volumes of Services delivered with respect to a Resource Unit Category, calculated in accordance with Section 3.2.1 of this Schedule C.

“Additional Resource Charge” or “ARC” means the incremental charges payable by Customer in addition to the Baseline Charges when Service Provider delivers volumes Services with respect to Resource Unit Categories that exceeds the upper limit for the applicable Baseline Volumes.

“Band” means, with respect to each Resource Unit Category, the range of volumes of Service that Service Provider will deliver that are greater than or less than the Baseline Volume related to such Resource Unit Category as set forth Schedule C-3 of this Schedule and subject to adjustment by verification.

“Baseline Charges” means the amounts, invoiced [***]* by Service Provider and specified in Schedule C-3.

“Baseline Volume” means the expected annual volumes of Services to be delivered to Customer, as set forth in Schedule C-3 of this Schedule.

“Labor-Related Costs” means the direct cost of supporting personnel (such as information technology support, office space, utilities, and travel.

“ Non-Labor-Related Costs” means the direct cost documented by Customer and based upon Service Provider’s actual usage of certain agreed technology resources in supporting the Services (such as software license and maintenance, CPU and associated hardware maintenance, storage expenses, hosting services and the like).

“Reduced Resource Charge” or “RRC” means the incremental credits to Customer that apply when Service Provider delivers volumes of Service with respect to a Resource Unit Category that are the lower limits for the related Baseline Volume.

“Resource Unit Category” means each Service for which (i) there is a Baseline Volume and (ii) actual units are measured, as identified in Table 2.2.

“Significant Event” means any [***]*

Exult Schedule C 6-18-04	13

2.	Charging Methodology

2.1	Baseline Charges

Baseline Charges will be invoiced [***]* as defined in Section 3 of the General Terms and Conditions of this Schedule C. [***]*. If the scope of Services described in Schedule A is adjusted to add or delete activities to be provided by Service Provider, the Service Provider Baseline Charges will be adjusted accordingly through Change Control Management.

Table 2.1

Baseline Charges

[***]*

2.2	ARCs/RRCs

2.2.1	Baseline Volumes and Actual Resource Units

Service Provider will invoice Customer [***]* for Baseline Charges according to Section 3.

Service Provider will track and report on actual volumes in the Resource Unit Categories on a monthly and quarterly basis. [***]*, Service Provider will deliver a report of actual volumes in each Resource Unit Category, along with a calculation which multiplies actual volumes in each Resource Unit Category by the applicable Unit Charge.

Baseline Volumes identify the expected volumes of Services to be provided by Service Provider to Customer with respect to each Resource Unit Category. Actual Resource Units are calculated

Exult Schedule C 6-18-04	14

as the volumes of Service delivered to Customer and will be tracked on a monthly basis, but totaled and calculated on an annual basis as of the last business day of each Contract Year. [***]*

2.2.2	Calculation of ARCs and RRCs

Customer shall pay an ARC to Service Provider if the Actual Resource Units for a Contract Year exceeds the upper Band limit for the applicable Resource Unit Category, and Service Provider shall credit a RRC to Customer if the Actual Resource Units for a Contract Year falls below the lower Band limit for the applicable Resource Unit Category . The Resource Unit Categories, Band limits, ARC unit rates and RRC unit rates are identified in Schedule C-3.

2.2.2.1	Actual Resource Units Greater Than Upper Limit

The ARC unit rates for each Resource Unit Category are defined in Table 2.2.

The ARC is calculated as:

The difference between the Actual Resource Units and the Baseline Volume multiplied by the ARC unit. The resultant figure provides the amount to be added to the Baseline Charges for the applicable period.

2.2.2.2	Actual Resource Units Less Than Lower Limit

The RRC unit rates for each Resource Unit Category are defined in Table 2.2. The RRC is calculated as:

The difference between the Actual Resource Units and the Baseline Volume multiplied by the RRC unit rate. The resultant figure provides the amount to be subtracted from the Baseline Charges for the applicable period.

2.2.3	Addressing Sustained Deviations

Notwithstanding the foregoing, in the event that deviations in Actual Resource Units would cause a Significant Event, or either Party becomes aware or anticipates a Significant Event, the Parties shall use Change Control Management to address the impact of such deviation upon any ARC/RRC calculations and mutually agree as to what action, if any, should be taken with respect to such deviation.

2.2.4	Periods Reconcilliation and Adjustments

Service Provider will calculate ARCs and RRCs [***]*. Service Provider will prepare a detailed supplementary invoice for the net amount to be paid by or credited to Customer, including calculations of all ARCs and RRCs, which shall be paid by Customer [***]* after receiving Service Provider’s invoice, or credited to Customer on Service Provider’s next regular invoice. Service Provider will deliver regular reports relating to reconciliation and adjustment activities as agreed upon by the parties. If, following the final Contract Year, a net credit is owed to Customer, it shall be paid in cash or deducted from any other amounts owed by Customer.

Exult Schedule C 6-18-04	15

Table 2.2

Resource Unit Categories, Baseline Volume and ARC/RRC Unit Rates

[***]*

Exult Schedule C 6-18-04	16

Table 2.3

Sample ARC/RRC Calculation-AP

[***]*

3.	Labor-Related and Non-Labor-Related Systems and Other Charges

[***]*

Exult Schedule C 6-18-04	17

[***]*

4.	Savings sharing

[***]*

5.	Other Terms

[***]*

Exult Schedule C 6-18-04	18

Proprietary and Confidential	Bank of America / Exult

AMENDMENT 4

SERVICES AGREEMENT

SCHEDULE D

THIRD PARTY CONTRACTS

Schedule D – 6-16-04

Proprietary and Confidential	Bank of America / Exult

A.	Introduction

This Schedule D sets forth the Third Party Contracts that have been assigned.

B.	Third Party Contracts

Third Party Agreement Name	Agreement Description	Assigned Agreement	Applicable Services Process

[***]*

Schedule D – 6-16-04

Proprietary and Confidential	Bank of America / Exult

SERVICES AGREEMENT

SCHEDULE E

SERVICE PROVIDER SOFTWARE AND SERVICE PROVIDER TOOLS

AMENDMENT 4

Schedule E – 6-3-04

Proprietary and Confidential	Bank of America / Exult

This schedule sets forth the Software and Tools, or similar Software and Tools, which may be used by Service Provider to provide the Services and which Customer may need to use or access as contemplated by Schedule A. The Parties may update this Schedule E from time to time.

Software Name	Proprietary or Third party	Process used for

[***]*

Schedule E – 6-3-04

Proprietary and Confidential	Bank of America / Exult

SERVICES AGREEMENT

SCHEDULE F

CUSTOMER SOFTWARE AND CUSTOMER TOOLS

AMENDMENT 4

Sch. F – 4-6-04	Exult

Proprietary and Confidential	Bank of America / Exult

Schedule F

Customer Software and Customer Tools

This Schedule F sets forth the Customer Software and Customer Tools, which may be used by or managed, or assigned to Service Provider, to provide the Services. In each case, Customer has provided and will continue to provide sufficient rights (RTU) to Service Provider and Service Provider Representatives to use and otherwise take action with the Customer Software and Customer Tools as required according to the Agreement.

Each line item of Software includes an indicator showing its ownership status. These indicators are:

C:	Customer Proprietary

R:	Third-party – Retained by Bank

A:	Third-party – Assigned to Exult

M:	Third-party – Managed by Exult

Application Name	Description	Vendor	Status	Process

[***]*

Schedule F 6-3-04	1	Exult

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule F 6-3-04	2	Exult

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule F 6-3-04	3	Exult

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule F 6-3-04	4	Exult

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule F 6-3-04	5	Exult

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule F 6-3-04	6	Exult

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule F 6-3-04	7	Exult

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule F 6-3-04	8	Exult

Proprietary and Confidential	Bank of America / Exult

SERVICES AGREEMENT

SCHEDULE G

TRANSITION PLANNING

Amendment 4

Schedule G – 6-16-04

Proprietary and Confidential	Bank of America / Exult

SCHEDULE G

Transition Planning

1.	Introduction & Process-Specific Transition Plans

This Schedule G sets forth the high-level transition plans for the Expanded Services. The Parties will work together to implement the details for transition and material changes will be handled through Change Control.

2.	Staffing – Bands 6-9 Recruiting.

[***]*

3.	Transition Plan Temporary Staffing

3.1	Service Provider to work with Customer to effect assignment of Fleet temporary staffing agreements to Service Provider.

3.2	Service Provider to determine strategy (with Customer approval) for target future state environment of flexible staffing.

3.3	Service Provider to perform sourcing activities as needed to achieve future state.

4.	Accounts Payable/Fixed Assets

[***]*

Schedule G – 6-16-04

Proprietary and Confidential	Bank of America / Exult

SERVICES AGREEMENT

SCHEDULE I

CUSTOMER ASSOCIATES

AMENDMENT 4

Schedule I 6-3-04 FINAL

Proprietary and Confidential	Bank of America / Exult

This schedule sets forth the Customer Associates to be transferred from Customer to Service Provider in accordance with Schedule J.

[***]*

Schedule I – FINAL	Exult

Proprietary and Confidential	Bank of America / Exult

AMENDMENT 4, ADDENDUM 3 TO SCHEDULE J

(“Addendum 3”)

For the purposes of this Addendum 3, “Recruiting Associate” means any employee employed by Customer and Customer Affiliates (collectively, “Customer”) who has been identified by Customer as performing recruiting services and listed on Addendum 3 to Schedule I, including without limitation, those Recruiting Associates on any approved leave under Customer’s policies.

[***]*

Schedule J 6-3-04 – FINAL

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule J 6-3-04 – FINAL	2

Proprietary and Confidential	Bank of America / Exult

[***]*

Schedule J 6-3-04 – FINAL	3

Proprietary and Confidential	Bank of America / Exult

Amendment 4, Schedule N

Key Positions

Position	Key Position – Tenure Commitment (Note 1)	Key Position – Customer will be Consulted for Approval Prior to any Change (Note 2)	Not a key Position – However, Customer will be Notified Prior to Any Change (Note 3)

[***]*

Amendment 4. Exhibit A 6-16-04	1

Proprietary and Confidential	Bank of America/Exult

Amendment 4, Exhibit A, Statement of Charges Adjustments and Project Charges

In connection with Amendment 4, the Parties agree to the following additional considerations and dispositions of various Charges and Project matters:

1.	Metrics and Reporting

[***]*

2.	Staffing Levels

[***]*

3.	Transitions for Expanded Services

[***]*

4.	Termination Assistance Services

[***]*

Amendment 4, Exhibit A 6-16-04	1

Proprietary and Confidential	Bank of America / Exult

[***]*

5.	Baseline Charges

[***]*

6.	ARCs, RRCs and Projects

[***]*

7.	Transamerica Space

As Terminated Services transition away, Exult will vacate space in Transamerica, in accordance with the Second Amendment to Lease Agreement (“Lease Amendment”) between the Parties.

Amendment 4, Exhibit A 6-16-04	2

FINAL 6-23-04	Page 1 of 3

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (“Second Amendment”) is made and entered into by and between BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (“Landlord”), and EXULT, INC., a Delaware corporation (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement for 401 N. Tryon Street dated November 21, 2000 as amended (the “Lease”), pursuant to which Landlord leased to Tenant the 3rd and 5th floors of the Building (all capitalized terms not herein defined shall have the meanings as given them in the Lease); and

WHEREAS, pursuant to Section 8.24 of the Lease, Tenant has the right to terminate the Lease and receive reimbursement of pre-paid rent upon Landlord’s termination of that certain Master Services Agreement; and

WHEREAS, Landlord notified Tenant of Landlord’s termination of the Master Services Agreement effective April 8, 2005, and at Landlord’s request, the Parties have agreed to an Amendment of the Master Services Agreement (“MSA Amendment”) terminating it in part and continuing other services under the MSA Amendment;

WHEREAS, as a result of the foregoing, in connection with termination of services under the MSA Amendment, Tenant will have reduced needs for space in the Building and the Parties wish to amend the Lease to make adjustments to the amount of the Premises Tenant will continue to occupy and to address the Landlord’s obligation to reimburse Tenant for pre-paid rent under Section 8.24;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

The Parties agree that pursuant to Section 8.24 of the Lease, Tenant has terminated the Lease with respect to portions of the Premises to be designated by Tenant as provided below (the “Terminated Space”) effective April 8, 2005. As of the date of this Second Amendment, Landlord and Tenant intend that the Terminated Space will comprise the entire 3rd floor and one-half (1/2) of the 5th floor as indicated in Attachment A to this Second Amendment, provided however, that Tenant shall provide Landlord with subsequent notice or notices, at least ninety (90) days in advance, and in no event later than January 8, 2005, of any reasonable adjustments Tenant wishes to make in the date(s) Tenant will vacate the Terminated Space, and shall also advise Landlord of any reasonable adjustments Tenant wishes to make in the specific amounts and locations of the Terminated Space, provided that after any such adjustments by Tenant the Terminated Space must comprise floor footprints that are in a commercially reasonably rentable configuration on a stand-alone basis and acceptable to Landlord in Landlord’s reasonable discretion. Tenant may elect, by giving not less than ninety (90) days prior written notice to Landlord (or less, if necessitated by changes in Landlord’s schedule for transitions of Terminated Services under the MSA), to holdover its occupancy and use of the Terminated Space for a period not to exceed six (6) calendar months following April 8, 2005. Any holdover beyond six (6) month period shall be subject to Section 2.6 of the Lease. Landlord shall reimburse Tenant for the Base Rent allocable to the Terminated Space for the portion of the initial Term of this Lease (up to the Stated Expiration Date)(i.e., through November 21, 2010) which remains following the date Tenant vacates the Terminated Space, at the annual rate of [***]*

FINAL 6-23-04	Page 2 of 3

[***]*. Such reimbursement of Base Rent for the Terminated Space shall be payable within [***]* after Tenant has vacated the Terminated Space, in broom clean condition and otherwise subject to the terms of the Lease.

2.	With respect to the balance of the Premises other than the Terminated Space (such portion, the “Remaining Premises”), Tenant agrees that, so long as Tenant retains responsibility for any portion of the Accounts Payable services under the Master Services Agreement, as the same may be amended, Tenant shall remain in at least a portion of the Remaining Premises. Tenant shall retain the right to terminate the Lease in part and further consolidate and reduce the size of the Remaining Premises while still performing the accounts payable services, subject to the conditions below as to the portion of the Remaining Premises being terminated, and if Landlord hereafter terminates the MSA or the accounts payable services being provided to Landlord by Tenant under the MSA, then Tenant shall have the right to terminate the Lease in whole or as to any portion of the Remaining Premises by giving Landlord ninety (90) days notice of Tenant’s exercise of this right to terminate. If Tenant elects to terminate only a portion of the Remaining Premises, both the terminated portion and the subsequent remaining portion must comprise floor footprints that are in a commercially reasonably rentable configuration on a stand-alone basis and acceptable to Landlord in Landlord’s reasonable discretion , and contiguous with the Terminated Premises. If Tenant elects to terminate this Lease as to all or a portion of the Remaining Premises, Tenant may also elect, within the same written notice, to holdover for a period not to exceed six (6) calendar months following the date of such termination; provided, however, that any holdover beyond such six (6) month period shall be subject to the provisions of Section 2.6 of the Lease. Upon such early termination, Landlord shall reimburse Tenant for the Base Rent allocable to the terminated portion of the Remaining Premises for the portion of the initial Term of this Lease (up to the Stated Expiration Date)(i.e., through November 21, 2010) which remains following the date Tenant vacates the terminated portion of the Remaining Premises, at the [***]*. Such reimbursement of Base Rent shall be payable within [***]* after Tenant has vacated the terminated portion of the Remaining Premises in broom clean condition and otherwise pursuant to the terms of the Lease. If Tenant elects to holdover as provided above, unless Tenant is then performing any services under the MSA on behalf of Landlord, the holdover period shall not extend beyond the Stated Expiration date. Nothing herein contained shall compromise Landlord’s right of relocation pursuant to Section 8.25 of the Lease.

3.	Reconfiguration Costs. Tenant shall be solely responsible for all costs of relocating Tenant’s mailroom from the 3rd floor to the 5th floor of the Premises and Tenant’s other re-configuration and internal relocation costs to reduce and consolidate its space utilization in the Building.

4.	Effect. The Lease shall continue in full force and effect consistent with current practice, without any further amendments, alterations or modifications thereto except as set forth herein, and Landlord and Tenant do hereby ratify and affirm all the terms, conditions and covenants of the Lease as amended hereby.

5.	Multiple Counterparts. This Second Amendment may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

FINAL 6-23-04	Page 3 of 3

EXECUTED under seal as of the day and year set forth below.

LANDLORD:		TENANT:

Bank of America, National Association, a national banking association		Exult, Inc., a Delaware corporation

By:	/s/ AMY ELLIOTT	By:	/s/ JAMES C. MADDEN
Name:	Amy Elliott	Name:	James C. Madden
Title:	VP Strategic Sourcing	Title:	CEO
Date: 6/29/04		Date: June 23, 2004

ATTEST:		ATTEST:

By:	/s/ CAROL A. BARTOS	By:	/s/ JOSEPH H. CHI
	Its Assistant Secretary		Its Assistant Secretary

[SEAL]		[SEAL]

[***]*

[***]*